Exhibit 99.1

www.genpt.com

News Release

February 17, 2026

Genuine Parts Company

Reports Fourth Quarter and Full-Year 2025 Results

Declares Dividend Increase for 70th Consecutive Year

Provides 2026 Outlook

Separately Announces Plan to Separate Automotive and Industrial Businesses Into Two Industry-Leading Public Companies

ATLANTA—Genuine Parts Company (NYSE: GPC), a leading global service provider of automotive and industrial replacement parts and value-added solutions, announced today its results for the fourth quarter and twelve months ended December 31, 2025.

“We continued to advance our GPC strategies in 2025 while navigating a dynamic environment, thanks to the commitment of our teammates,” said Will Stengel, Chair-Elect and Chief Executive Officer. “We stayed focused on what we can control, executing defined initiatives to deliver growth and improve productivity. As GPC has evolved with its markets for nearly a century, today’s announcement to separate our automotive and industrial businesses is another exciting step forward in our history that is expected to unlock value for our stakeholders and better position our businesses for an even stronger future.”

Fourth Quarter 2025 Results

Sales were $6.0 billion, a 4.1% increase compared to $5.8 billion in the same period of the prior year. The improvement is attributable to a 1.7% increase in comparable sales, a 1.5% benefit from acquisitions and a net 0.9% favorable impact of foreign currency and other.

Gross profit was $2.1 billion, or 35.0% of sales, an increase of 1.5% compared to gross profit of $2.1 billion, or 35.9% of sales, in the same period of the prior year. During the quarter, the company’s gross profit was impacted by $160 million of certain non-recurring charges, primarily related to expected credit losses on volume purchase rebates and other amounts due from a vendor that filed petitions for Chapter 11 bankruptcy protection. In the same period of the prior year, the company incurred a charge of $62 million to write down certain existing inventory associated with a new global rebranding and relaunch of a key tool and equipment offering. Adjusting for these charges, adjusted gross profit as a percentage of sales was 37.6% in the fourth quarter of 2025, an increase of 70 basis points from the prior year period. Refer to the reconciliation of GAAP gross profit to adjusted gross profit and GAAP gross profit as a percentage of net sales to adjusted gross profit as a percentage of net sales for more information.

During the quarter, the company had a net loss of $609 million, or $(4.39) per diluted earnings per share. This compares to net income of $133 million, or $0.96 per diluted share in the prior year period.

Adjusted net income was $216 million, or $1.55 per diluted earnings per share. Adjusted net income excludes a net expense of $825 million after tax adjustments, or $5.94 per diluted share, which relates to certain non-recurring expenses outlined in the reconciliation of GAAP net income (loss) to adjusted net income. The majority of the $825 million net expense relates to the one-time, non-cash pension settlement charge incurred in connection with the termination of the company’s U.S. qualified defined benefit plan. This compares to adjusted net income of $224 million, or $1.61 per diluted share in the prior year period. Refer to the reconciliation of GAAP net income (loss) to adjusted net income and GAAP diluted net income (loss) per common share to adjusted diluted net income per common share for more information.

Fourth Quarter 2025 Segment Highlights

During the fourth quarter of 2025, the company realigned its Automotive Parts Group segment into two separate reportable segments: North America Automotive Parts Group (“North America Automotive”), which contains the company’s automotive operations in the U.S. and Canada; and International Automotive Parts Group (“International Automotive”), which contains the company’s automotive operations in Europe and Australasia. There were no changes to the company’s Industrial Parts Group (“Industrial”) segment. The company believes that this expanded segmentation will provide analysts, investors and other interested parties with additional information to better understand the company’s performance.

North America Automotive

North America Automotive sales were $2.3 billion, up 2.4% from the same period in 2024. The improvement is attributable to a 1.7% increase in comparable sales and a 1.5% benefit from acquisitions, partially offset by a 0.8% unfavorable impact of other. Segment EBITDA of $129 million decreased 14.0%, with segment EBITDA margin of 5.5%, down 110 basis points from the same period of the prior year.

International Automotive

International Automotive sales were $1.5 billion, up 6.4% from the same period in 2024. The improvement is attributable to a 5.1% favorable impact of foreign currency and a 2.2% benefit from acquisitions, partially offset by a 0.9% decrease in comparable sales. Segment EBITDA of $129 million decreased 4.3%, with segment EBITDA margin of 8.7%, down 100 basis points from the same period of the prior year.

Industrial

Industrial sales were $2.2 billion, up 4.6% from the same period in 2024. The improvement is attributable to a 3.4% increase in comparable sales, a 1.0% benefit from acquisitions and a 0.2% favorable impact of foreign currency. Segment EBITDA of $295 million increased 8.7%, with segment EBITDA margin of 13.4%, up 50 basis points from the same period of the prior year.

Full-Year 2025 Results

Sales for the twelve months ended December 31, 2025 were $24.3 billion, up 3.5% from 2024. Net income for the twelve months was $66 million, or $0.47 per diluted share. This compares to net income of $904 million, or $6.47 per diluted share in the prior year. Adjusted net income for 2025 was $1.0 billion, or $7.37 per diluted share. This compares to adjusted net income of $1.1 billion, or $8.16 per diluted share in 2024.

Balance Sheet, Cash Flow and Capital Allocation

The company generated cash flow from operations of $891 million for the twelve months of 2025. Net cash used in investing activities was $712 million, including $470 million for capital expenditures and $318 million for acquisitions. Net cash used in financing activities was $209 million, including $564 million used for quarterly dividends paid to shareholders and net proceeds of debt (including net commercial paper) of $394 million. Free cash flow was $421 million for the twelve months ending December 31, 2025.

The company ended the year with total liquidity of $1.5 billion, consisting of $477 million in cash and $1.1 billion of available capacity under the company’s $2.0 billion Revolving Credit Agreement. This reflects $600 million drawn on the revolver and $343 million of outstanding commercial paper, which proceeds were partially offset by the repayment of the $500 million principal amount of the company’s 1.75% Unsecured Senior Notes due February 1, 2025.

Dividend Declaration

The company’s Board of Directors approved a 3.2% increase to its regular quarterly cash dividend for 2026. This increased the cash dividend payable to an annual rate of $4.25 per share from $4.12 per share in 2025. The quarterly cash dividend of $1.0625 per share is payable April 2, 2026 to shareholders of record March 6, 2026. The company has paid a cash dividend every year since going public in 1948, and 2026 marks the 70th consecutive year of increased dividends paid to shareholders.

2026 Outlook

In consideration of several factors, the company is establishing full-year 2026 guidance. The company considered its recent business trends and financial results, current growth plans, strategic initiatives, global economic outlook, geopolitical conflicts and the potential impact on results in establishing its guidance, which is outlined in the table below.

Year Ended 12/31/2026
Total sales growth	3% to 5.5%
North America Automotive sales growth	3% to 5%
International Automotive sales growth	3% to 6%
Industrial sales growth	3% to 6%
Diluted earnings per share	$6.10 to $6.60
Adjusted diluted earnings per share	$7.50 to $8.00
Effective tax rate	Approx. 24%
Net cash provided by operating activities	$1.0 billion to $1.2 billion
Free cash flow	$550 million to $700 million

Plan to Separate Automotive and Industrial Businesses

In a separate press release issued today, the company announced its intention to separate into two independent, publicly traded companies, one comprising its Automotive Parts Group (“Global Automotive”) and the other comprising its Industrial Parts Group (“Global Industrial”). The separation is expected to create two, scaled market leaders, better able to execute their respective strategies. Please see the press release for additional details.

Non-GAAP Information

This release contains certain financial information not derived in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”). These items include adjusted net income, adjusted diluted net income per common share, adjusted gross profit and free cash flow. The company believes that the presentation of adjusted net income, adjusted diluted net income per common share, adjusted gross profit, adjusted selling, administrative and other expenses and free cash flow, when considered together with the corresponding GAAP financial measures and the reconciliations to those measures, provide meaningful supplemental information to both management and investors that is indicative of the company’s core operations. The company considers these metrics useful to investors because they provide greater transparency into management’s view and assessment of the company’s ongoing operating performance by removing items management believes are not representative of the company’s continuing operations and may distort the company’s longer-term operating trends. The company believes these measures are useful and enhance the comparability of the results from period to period and with the company’s competitors, as well as show ongoing results from operations distinct from items that are infrequent or not associated with the company’s core operations. The company does not, nor does it suggest investors should, consider such non-GAAP financial measures as superior to, in isolation from, or as a substitute for, GAAP financial information. The company has included a reconciliation of this additional information to the most comparable GAAP measure following the financial statements below. The company does not provide forward-looking guidance for certain financial measures on a GAAP basis because the company is unable to predict certain items contained in the GAAP measures without unreasonable efforts. These items may include acquisition-related costs, litigation charges or settlements, impairment charges, restructuring costs and certain other unusual adjustments.

Comparable Sales

Comparable sales is a key metric that refers to period-over-period comparisons of the company’s net sales excluding the impact of acquisitions, foreign currency and other. The company’s calculation of comparable sales is computed using total business days for the period and is inclusive of sales from company-owned stores and sales into independent stores. The company considers this metric useful to investors because it provides greater transparency into management’s view and assessment of the company’s core ongoing operations. This is a metric that is widely used by analysts, investors and competitors, however the company’s calculation of the metric may not be comparable to similar measures disclosed by other companies, because not all companies and analysts calculate this metric in the same manner.

Conference Call

Genuine Parts Company will hold a conference call today at 8:30 a.m. Eastern Time to discuss the results of the quarter. A supplemental earnings presentation is also available for reference. Interested parties may listen to the call and view the supplemental earnings presentation on the company’s investor relations website. The call is also available by dialing 800-836-8184. A replay of the call will be available on the company’s website or toll-free at 888-660-6345 conference ID 67947#, two hours after completion of the call.

About Genuine Parts Company

Established in 1928, Genuine Parts Company is a leading global service provider of automotive and industrial replacement parts and value-added solutions. Our Automotive Parts Group operates across North America, Europe and Australasia, while our Industrial Parts Group serves customers across North America and Australasia. We keep the world moving with a vast network of over 10,800 locations spanning 17 countries supported by more than 65,000 teammates. Learn more at genpt.com.

Contacts

Investor Contact:	Media Contact:

Timothy Walsh (678) 934-5349	Heather Ross (678) 934-5220
Vice President- Investor Relations	Vice President - Global Strategic Communications

Forward Looking Statements

Some statements in this release, as well as in other materials the company files with the Securities and Exchange Commission (SEC), release to the public, or make available on the company’s website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements in the future tense and all statements accompanied by words such as “expect,” “likely,” “outlook,” “forecast,” “preliminary,” “would,” “could,” “should,” “position,” “will,” “project,” “intend,” “plan,” “on track,” “anticipate,” “to come,” “may,” “possible,” “assume,” or similar expressions are intended to identify such forward-looking statements. These forward-looking statements include the company’s view of business and economic trends for the coming year and the company’s expectations regarding its ability to capitalize on these business and economic trends; the company’s full-year 2026 outlook and the company’s ability to successfully execute on its strategic priorities, including the company’s anticipated separation of Global Automotive and Global Industrial into two independent, publicly traded companies. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking.

The company cautions you that all forward-looking statements involve risks and uncertainties, and while the company believes its expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on the company’s forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, changes in general economic conditions, including persistent inflation (including the direct and indirect impact of tariffs and retaliatory tariffs) or deflation, geopolitical uncertainty and unrest and declining consumer confidence; the company’s ability to successfully implement the separation of Global Automotive and Global Industrial and achieve the anticipated benefits of such transaction; volatility in oil prices; significant costs, such as elevated fuel and freight expenses; the company’s ability to maintain compliance with its debt covenants; its ability to successfully integrate acquired businesses into its operations and to realize the anticipated synergies and benefits; its ability to successfully implement its business initiatives in its three business segments; slowing demand for its products; the ability to maintain favorable supplier arrangements and relationships; changes in national and international legislation or government regulations or policies, including changes to global trade regulations, environmental and social policy, infrastructure programs and privacy legislation, and their impact to us, the company’s suppliers and customers; changes in tax policies including those included in the One Big Beautiful Bill Act; volatile exchange rates; the company’s ability to successfully attract and retain employees in the current labor market; uncertain credit markets and other macroeconomic conditions; competitive product, service and pricing pressures; failure or weakness in its disclosure controls and procedures and internal controls over financial reporting, including as a result of the work from home environment; the uncertainties and costs of litigation; public health emergencies, including the effects on the financial health of the company’s business partners and customers, on supply chains and its suppliers, on vehicle miles driven as well as other metrics that affect the company’s business, and on access to capital and liquidity provided by the financial and capital markets; disruptions caused by a failure or breach of the company’s information systems; the success of its global restructuring efforts and the annualized cost savings arising therefrom, as well as other risks and uncertainties discussed in the company’s Annual Report on Form 10-K and from time to time in its subsequent filings with the SEC.

Forward-looking statements speak only as of the date they are made, and the company undertakes no duty to update any forward-looking statements except as required by law. You are advised, however, to review any further disclosures the company makes on related subjects in subsequent Forms 10-K, 10-Q, 8-K and other reports filed with the SEC.

GENUINE PARTS COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
Net sales	$6,009,415	$5,770,173	$24,300,141	$23,486,569
Cost of goods sold	3,908,191	3,699,957	15,359,443	14,962,954

Gross profit	2,101,224	2,070,216	8,940,698	8,523,615
Operating expenses:
Selling, administrative and other expenses	1,864,241	1,698,117	7,151,043	6,642,900
Depreciation and amortization	172,095	112,130	538,023	407,978
Provision for doubtful accounts	16,669	10,993	37,020	30,001
Restructuring and other costs	86,644	59,695	253,961	213,520

Total operating expenses	2,139,649	1,880,935	7,980,047	7,294,399
Non-operating expenses (income):
Interest expense, net	45,737	29,398	163,506	96,827
Pension settlement charge	741,967	—	741,967	—
Other	3,590	(7,110)	3,010	(43,579)

Total non-operating expenses	791,294	22,288	908,483	53,248

Income (loss) before income taxes	(829,719)	166,993	52,168	1,175,968
Income tax expense (benefit)	(220,221)	33,937	(13,777)	271,892

Net income (loss)	$(609,498)	$133,056	$65,945	$904,076

Dividends declared per common share	$1.03	$1.00	$4.12	$4.00
Basic earnings (loss) per share	$(4.39)	$0.96	$0.47	$6.49
Diluted earnings (loss) per share	$(4.39)	$0.96	$0.47	$6.47
Weighted average common shares outstanding	138,903	138,858	138,945	139,208
Dilutive effect of stock options and non-vested restricted stock awards	—	414	305	462

Weighted average common shares outstanding — assuming dilution	138,903	139,272	139,250	139,670

GENUINE PARTS COMPANY AND SUBSIDIARIES

SEGMENT INFORMATION

(UNAUDITED)

The following table presents a reconciliation from EBITDA to net income (loss):

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2025	2024	2025	2024
Net sales:
North America Automotive	$2,326,293	$2,272,631	$9,520,042	$9,212,238
International Automotive	1,485,358	1,395,702	5,858,566	5,556,895
Industrial	2,197,764	2,101,840	8,921,533	8,717,436
Segment EBITDA:
North America Automotive	129,061	149,999	672,182	715,530
International Automotive	129,091	134,845	544,173	568,001
Industrial	294,558	270,954	1,146,422	1,102,188
Corporate EBITDA (1)	(94,044)	(121,911)	(357,175)	(389,217)
Interest expense, net	(45,737)	(29,398)	(163,506)	(96,827)
Depreciation and amortization	(172,095)	(112,130)	(538,023)	(407,978)
Other unallocated costs	(1,070,553)	(125,366)	(1,251,905)	(315,729)

Income (loss) before income taxes	(829,719)	166,993	52,168	1,175,968
Income tax benefit (expense)	220,221	(33,937)	13,777	(271,892)

Net income (loss)	$(609,498)	$133,056	$65,945	$904,076

(1)

Corporate EBITDA consists of costs related to the company’s Corporate headquarters’ broad support to the company’s business units and other costs that are managed centrally and not allocated to business segments. These include personnel and other costs for company-wide functions such as executive leadership, human resources, technology, cybersecurity, legal, corporate finance, internal audit, and risk management, as well as product liability costs and A/R Sales Agreement fees.

The following table presents a summary of the other unallocated costs:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2025	2024	2025	2024
Other unallocated costs:
Restructuring and other costs (2)	$(86,644)	$(59,695)	$(253,961)	$(221,007)
Acquisition and integration related costs and other (3)	—	(4,075)	(14,035)	(33,126)
Inventory rebranding strategic initiative (4)	—	(61,596)	—	(61,596)
Asbestos-related product liability (5)	(103,352)	—	(103,352)	—
Pension settlement (6)	(741,967)	—	(741,967)	—
First Brands credit loss allowance (7)	(150,500)	—	(150,500)	—
Retirement obligation and other (8)	11,910	—	11,910	—
Total other unallocated costs	$(1,070,553)	$(125,366)	$(1,251,905)	$(315,729)

(2)

Amount reflects costs related to the company’s global restructuring initiative which includes a voluntary retirement offer in the U.S. in 2024, and rationalization and optimization of certain distribution centers, stores and other facilities.

(3)	Amount primarily reflects lease and other exit costs related to the integration of acquired independent automotive stores.

(4)

Amount reflects a charge to write down certain existing inventory associated with a new global rebranding and relaunch of a key tool and equipment offering. The existing inventory that will be liquidated is comprised of otherwise saleable inventory, and the liquidation does not arise from the company’s normal, recurring operational activities.

(5)

Amount reflects a remeasurement of the company’s asbestos-related product liability for a revised estimate of the number of claims to be incurred in future periods based on adverse current year changes in the claims environment, among other assumptions.

(6)	Amount reflects a pension charge related to the settlement of the company’s U.S. qualified defined benefit plan (U.S. pension plan).

(7)	Amount reflects a charge for expected credit losses on volume purchase rebates and other amounts due from First Brands, a key automotive supplier who filed for Chapter 11 bankruptcy.

(8)	Amount reflects certain nonroutine charges recorded during the quarter ended December 31, 2025, including a charge related to certain asset retirement obligations.

GENUINE PARTS COMPANY AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	As of December 31,
(in thousands, except share and per share data)	2025	2024
Assets
Current assets:
Cash and cash equivalents	$477,179	$479,991
Trade accounts receivable, net	2,370,939	2,182,856
Merchandise inventories, net	6,071,996	5,514,427
Prepaid expenses and other current assets	1,644,620	1,675,310

Total current assets	10,564,734	9,852,584
Goodwill	3,188,815	2,897,270
Other intangible assets, net	1,855,714	1,799,031
Property, plant and equipment, net	2,172,140	1,950,760
Operating lease assets	2,084,487	1,769,720
Other assets	929,650	1,013,340

Total assets	$20,795,540	$19,282,705

Liabilities and equity
Current liabilities:
Trade accounts payable	$6,051,882	$5,923,684
Short-term borrowings	943,540	41,705
Current portion of debt	353,788	500,000
Other current liabilities	2,295,204	1,925,636
Dividends payable	143,291	134,355

Total current liabilities	9,787,705	8,525,380
Long-term debt	3,498,423	3,742,640
Operating lease liabilities	1,739,478	1,458,391
Pension and other post-retirement benefit liabilities	219,270	218,629
Deferred tax liabilities	385,948	441,705
Other long-term liabilities	724,353	544,109
Equity:
Preferred stock, par value $1 per share — authorized 10,000,000 shares; none issued	—	—
Common stock, par value $1 per share — authorized 450,000,000 shares; issued and outstanding — 2025 — 137,617,832 shares and 2024 — 138,779,664 shares	137,618	138,780
Additional paid-in capital	228,370	196,532
Accumulated other comprehensive loss	(511,766)	(1,261,743)
Retained earnings	4,568,769	5,263,838

Total parent equity	4,422,991	4,337,407
Noncontrolling interests in subsidiaries	17,372	14,444

Total equity	4,440,363	4,351,851
Total liabilities and equity	$20,795,540	$19,282,705

GENUINE PARTS COMPANY AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Year Ended December 31,
(in thousands)	2025	2024
Operating activities:
Net income	$65,945	$904,076
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	538,023	407,978
Pension settlement	741,967	—
First Brands credit loss allowance	150,500	—
Deferred income taxes	(256,951)	(18,598)
Share-based compensation	48,847	40,693
Gains on sales of real estate	(28,317)	(43,049)
Other operating activities	11,097	47,473
Changes in operating assets and liabilities:
Trade accounts receivable, net	(77,397)	(50,939)
Merchandise inventories, net	(208,190)	(440,549)
Trade accounts payable	(132,712)	512,347
Operating lease right-of-use asset	378,332	634,448
Other current and noncurrent assets	(279,079)	(122,864)
Operating lease current and noncurrent liabilities	(380,815)	(662,641)
Other current and noncurrent liabilities	319,512	42,876

Net cash provided by operating activities	890,762	1,251,251
Investing activities:
Purchases of property, plant and equipment	(469,838)	(567,339)
Proceeds from sale of property, plant and equipment	52,293	122,432
Acquisitions of businesses	(318,291)	(1,080,238)
Proceeds from divestitures of businesses	914	1,631
Proceeds from settlement of net investment hedge	—	15,990
Other investing activities	23,335	—

Net cash used in investing activities	(711,587)	(1,507,524)
Financing activities:
Proceeds from debt	1,053,448	895,299
Payments on debt	(1,002,015)	(496,156)
Net proceeds of commercial paper	342,791	—
Shares issued from employee incentive plans	(16,671)	(16,888)
Dividends paid	(563,842)	(554,931)
Purchase of stock	—	(149,999)
Other financing activities	(22,965)	(11,261)

Net cash used in financing activities	(209,254)	(333,936)
Effect of exchange rate changes on cash and cash equivalents	27,267	(31,807)

Net decrease in cash and cash equivalents	(2,812)	(622,016)
Cash and cash equivalents at beginning of year	479,991	1,102,007

Cash and cash equivalents at end of year	$477,179	$479,991

Supplemental disclosures of cash flow information
Cash paid during the year for:
Income taxes	$211,215	$264,625
Interest	$191,334	$124,977

GENUINE PARTS COMPANY AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME (LOSS) TO ADJUSTED NET INCOME AND GAAP DILUTED NET INCOME

(LOSS) PER COMMON SHARE TO ADJUSTED DILUTED NET INCOME PER COMMON SHARE

(UNAUDITED)

The table below represents a reconciliation from GAAP net income (loss) to adjusted net income:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2025	2024	2025	2024
GAAP net income (loss)	$(609,498)	$133,056	$65,945	$904,076
Adjustments:
Restructuring and other costs (1)	86,644	59,695	253,961	221,007
Acquisition and integration related costs and other (2)	—	4,075	14,035	33,126
Inventory rebranding strategic initiative (3)	—	61,596	—	61,596
Asbestos-related product liability (4)	103,352	—	103,352	—
Pension settlement (5)	741,967	—	741,967	—
First Brands credit loss allowance (6)	150,500	—	150,500	—
Retirement obligation and other (7)	30,111	—	30,111	—

Total adjustments	1,112,574	125,366	1,293,926	315,729
Tax impact of adjustments (8)	(287,110)	(34,053)	(333,450)	(79,964)

Adjusted net income	$215,966	$224,369	$1,026,421	$1,139,841

The table below represents amounts per common share assuming dilution:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands, except per share data)	2025	2024	2025	2024
GAAP diluted net income (loss) per common share	$(4.39)	$0.96	$0.47	$6.47
Adjustments:
Restructuring and other costs (1)	0.62	0.43	1.82	1.58
Acquisition and integration related costs and other (2)	—	0.03	0.10	0.24
Inventory rebranding strategic initiative (3)	—	0.44	—	0.44
Asbestos-related product liability (4)	0.74	—	0.74	—
Pension settlement (5)	5.34	—	5.33	—
First Brands credit loss allowance (6)	1.08	—	1.08	—
Retirement obligation and other (7)	0.22	—	0.22	—

Total adjustments	8.00	0.90	9.29	2.26
Tax impact of adjustments (8)	(2.06)	(0.25)	(2.39)	(0.57)

Adjusted diluted net income per common share	$1.55	$1.61	$7.37	$8.16

Weighted average common shares outstanding — assuming dilution	138,903	139,272	139,250	139,670

(1)

Adjustment reflects costs related to the company’s global restructuring initiative which includes a voluntary retirement offer in the U.S. in 2024, and rationalization and optimization of certain distribution centers, stores and other facilities.

(2)	Adjustment primarily reflects lease and other exit costs related to the integration of acquired independent automotive stores.

(3)

Adjustment reflects a charge to write down certain existing inventory associated with a new global rebranding and relaunch of a key tool and equipment offering. The existing inventory that will be liquidated is comprised of otherwise saleable inventory, and the liquidation does not arise from the company’s normal, recurring operational activities.

(4)

Adjustment reflects a remeasurement of the company’s asbestos-related product liability for a revised estimate of the number of claims to be incurred in future periods based on adverse current year changes in the claims environment, among other assumptions.

(5)	Adjustment reflects a pension charge related to the settlement of the company’s U.S. qualified defined benefit plan (U.S. pension plan).

(6)	Adjustment reflects a charge for expected credit losses on volume purchase rebates and other amounts due from First Brands, a key automotive parts supplier who filed for Chapter 11 bankruptcy.

(7)	Adjustment reflects a nonroutine charge recorded during the quarter ended December 31, 2025 related to certain asset retirement obligations.

(8)

We determine the tax effect of non-GAAP adjustments by considering the tax laws and statutory income tax rates applicable in the tax jurisdictions of the underlying non-GAAP adjustments, including any related valuation allowances. For the three months and year ended December 31, 2025, we applied the statutory income tax rates to the taxable portion of all of the company’s adjustments, which resulted in a tax impact of $287 million and $333 million, respectively. A portion of the company’s transaction costs included in its non-GAAP adjustments for the three months and year ended December 31, 2025 were not deductible for income tax purposes; therefore, no statutory income tax rate was applied to such costs.

The table below clarifies where the items that have been adjusted above to improve comparability of the financial information from period to period are presented in the consolidated statements of income:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2025	2024	2025	2024
Line item:
Cost of goods sold	$160,200	$61,596	$160,200	$69,083
Selling, administrative and other expenses	81,742	4,075	95,777	33,126
Depreciation expense	42,021	—	42,021	—
Restructuring and other costs	86,644	59,695	253,961	213,520
Pension settlement charge	741,967	—	741,967	—

Total adjustments	$1,112,574	$125,366	$1,293,926	$315,729

GENUINE PARTS COMPANY AND SUBSIDIARIES

RECONCILIATION OF GAAP GROSS PROFIT TO ADJUSTED GROSS PROFIT AND GAAP SELLING,

ADMINISTRATIVE AND OTHER EXPENSES TO ADJUSTED SELLING, ADMINISTRATIVE AND OTHER EXPENSES

(UNAUDITED)

The table below represents a reconciliation from GAAP gross profit to adjusted gross profit:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2025	2024	2025	2024
GAAP gross profit	$2,101,224	$2,070,216	$8,940,698	$8,523,615
Adjustments:
Restructuring and other costs	—	—	—	7,487
Inventory rebranding strategic initiative	—	61,596	—	61,596
First Brands credit loss allowance	150,500	—	150,500	—
Retirement obligation and other	9,700	—	9,700	—

Total adjustments (1)	160,200	61,596	160,200	69,083

Adjusted gross profit	$2,261,424	$2,131,812	$9,100,898	$8,592,698

Net sales	$6,009,415	$5,770,173	$24,300,141	$23,486,569
GAAP gross profit as a percentage of net sales	35.0%	35.9%	36.8%	36.3%
Adjusted gross profit as a percentage of net sales	37.6%	36.9%	37.5%	36.6%

The table below represents a reconciliation from GAAP selling, administrative and other expenses to adjusted selling, administrative and other expenses:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in thousands)	2025	2024	2025	2024
GAAP selling, administrative and other expenses	$1,864,241	$1,698,117	$7,151,043	$6,642,900
Adjustments:
Acquisition and integration related costs and other	—	(4,075)	(14,035)	(33,126)
Asbestos-related product liability	(103,352)	—	(103,352)	—
Retirement obligation and other	21,610	—	21,610	—

Total adjustments (1)	(81,742)	(4,075)	(95,777)	(33,126)

Adjusted selling, administrative and other expenses	$1,782,499	$1,694,042	$7,055,266	$6,609,774

Net sales	$6,009,415	$5,770,173	$24,300,141	$23,486,569
GAAP SG&A expenses as a percentage of net sales	31.0%	29.4%	29.4%	28.3%
Adjusted SG&A expenses as a percentage of net sales	29.7%	29.4%	29.0%	28.1%

(1)	Refer to the explanation of adjustments included within the reconciliation of GAAP net income (loss) to adjusted net income table for further information.

GENUINE PARTS COMPANY AND SUBSIDIARIES

CHANGE IN NET SALES SUMMARY

(UNAUDITED)

	Three Months Ended December 31, 2025
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
North America Automotive	1.7%	1.5%	—%	(0.8)%	2.4%
International Automotive	(0.9)%	2.2%	5.1%	—%	6.4%
Industrial	3.4%	1.0%	0.2%	—%	4.6%
Total net sales	1.7%	1.5%	1.3%	(0.4)%	4.1%

	Twelve Months Ended December 31, 2025
	Comparable Sales	Acquisitions	Foreign Currency	Other	GAAP Total Net Sales
North America Automotive	0.6%	2.6%	(0.3)%	0.4%	3.3%
International Automotive	0.2%	3.3%	1.9%	—%	5.4%
Industrial	1.5%	1.2%	(0.4)%	—%	2.3%
Total net sales	0.9%	2.2%	0.3%	0.1%	3.5%

GENUINE PARTS COMPANY AND SUBSIDIARIES

RECONCILIATION OF GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Twelve Months Ended December 31,
(in thousands)	2025	2024
Net cash provided by operating activities	$890,762	$1,251,251
Purchases of property, plant and equipment	(469,838)	(567,339)

Free cash flow	$420,924	$683,912